UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2020

Watermark Lodging Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-55461	46-5765413
(Commission File Number)	(IRS Employer Identification No.)

150 N. Riverside Plaza, Chicago IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-8600

(Former Name or Former Address, if Changed Since Last Report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 –– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael G. Medzigian, the Chief Executive Officer of Watermark Lodging Trust, Inc. (the “Company”) agreed to continue to reduce his annual base salary payable by the Company, with a reduction of 25% from July 15, 2020 through September 30, 2020.

In addition, the Company's independent directors have agreed to extend their previously announced waiver of 100% of the cash retainer payable to them in respect of their services as directors through September 30, 2020.

The Board of Directors approved a new compensation plan for the Company's independent directors, which included the following compensation, effective as of October 1, 2020: (i) an annual cash retainer of $75,000 and an annual grant of shares of common stock with a value of $100,000, (ii) an annual fee of $30,000 payable to the lead director, and (iii) annual fees of $20,000, $17,500 and $15,000 payable to the chairs of the audit, compensation and nominating and governance committees, respectively, and fees equal to 50% of the fees payable to the committee chairs for each member of the applicable committee.

In addition, the Board adopted a stock ownership guideline for directors of 5x the annual cash retainer. Directors will have five years to achieve the guideline. Once a director has satisfied the guideline, the director will not fall out of compliance as a result of changes in the value of the common stock.

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On June 30, 2020, the Company held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.

Proposal One

To elect seven Directors to serve until the 2021 annual meeting and until their respective successors are duly elected and qualify:

Name of Director	For	Withheld	Abstain	Broker Non-Votes
Charles S. Henry	90,879,191	2,601,927	-	66,325,827
Michael D. Johnson	90,945,285	2,535,833	-	66,325,827
Katherine G. Lugar	90,952,882	2,528,236	-	66,325,827
Michael G. Medzigian	90,976,466	2,504,652	-	66,325,827
Robert E. Parsons, Jr.	90,974,174	2,506,944	-	66,325,827
William H. Reynolds, Jr.	90,845,447	2,635,671	-	66,325,827
Simon M. Turner	90,985,755	2,495,363	-	66,325,827

For Proposal One, each of the directors received the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting and, as a result, each was elected to serve until the next annual meeting of stockholders.

Proposal Two

	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2020	158,134,607	489,497	1,182,841	-

Proposal Two was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

Item 8.01 — Other Events.

On June 30, 2020, the Board of Directors determined that the current suspension of the Company's redemption program will remain in effect until the board determines to lift the suspension. Any request for special circumstance redemptions may continue to be submitted, however, these requests will be deferred for review by our Board of Directors, including those requests received during the second quarter of 2020, until after the announcement of our estimated net asset value ("NAV") as of September 30, 2020. Any special circumstance redemptions that are approved at that time will be effectuated at a redemption price equal to 95% of the NAV. There can be no assurance that any special circumstance redemptions will be effectuated at that time or in the future. All redemptions are subject to the discretion of the Board of Directors and will be evaluated in conjunction with the liquidity position of the Company and available cash. Similarly, the Board of Directors has determined that distributions will remain suspended until further notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Watermark Lodging Trust, Inc.

Date:	July 6, 2020	By:	/s/ Noah K. Carter
Noah K. Carter
Chief Accounting Officer